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                                                                     EXHIBIT 5.1

                       OPINION OF APPLEBY SPURLING & KEMPE





                                                 JMVS/rt/124194.10
                                                 Direct Telephone: +441 298 3240
                                                 Direct e-mail: jvirgil@ask.bm


                                                 2 July 2003

Marvell Technology Group Ltd.
4th Floor, Windsor Place
22 Queen Street
P.O. Box HM 1179
Hamilton HM EX, Bermuda

Dear Sirs

REGISTRATION STATEMENT ON FORM S-3

We have acted as attorneys in Bermuda to Marvell Technology Group Ltd. (the "Company"), a Bermuda limited liability company, in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the resale of up to 4,046,872 of the Company's common shares, US$0.002 par value per share (the "Shares"), by the selling shareholders named in the Registration Statement (the "Selling Shareholders").

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)   The genuineness of all signatures on the Documents.

(c) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
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(d)   The authority, capacity and power of each of the persons signing the
      Documents which we have reviewed (other than the Directors or Officers of the Company).

(e) That any factual statements made in any of the Documents are true, accurate and complete.

(f) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h) that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the draft referred to in paragraph 1 of the Schedule.


OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3) When issued pursuant to the terms of the Resolutions, the Share Purchase Agreement and the Warrant and in the circumstances referred to or summarised under the caption "Selling Shareholders" in the Registration Statement the Shares will be (or, to the extent heretofore issued, are) validly issued, fully paid and non-assessable shares in the capital of the Company.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.


RESERVATIONS

We have the following reservations:
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(a)   We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

      (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

      (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g) As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon the Officer's Certificate, and have assumed without independent inquiry the accuracy of the representations contained therein.
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(h)   Where an obligation is to be performed in a jurisdiction other than
      Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully
/s/ Appleby Spurling & Kempe
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                                    SCHEDULE


1. An electronic copy of the draft of the Registration Statement received on 2 July 2003 (excluding the exhibits and excluding the documents incorporated by reference).

2. Copy of the executed Share Purchase Agreement dated 6 February 2003, among the Company and Radlan Computer Communications Ltd. and a copy of the executed Amendment to Share Purchase Agreement dated as of 5 June 2003 between the Company and Radlan Computer Communications Ltd. (together "the Share Purchase Agreement").

3. Copy of the Warrant to Purchase Common Stock, issued by the Company (the "Warrant").

4. Copies of the Minutes of the meetings of the Board of Directors of the Company held on 9 January 2003 and 4 February 2003 (the "Resolutions").

5. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search done on 2 July 2003 (the "Company Search").

6. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search done on 2 July 2003 (the "Litigation Search").

      (The Company Search and the Litigation Search are collectively referred to as the "Searches")

7. Copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company incorporating all amendments to 21 June 2001 (collectively referred to as the "Constitutional Documents").

8. A copy of the letters of permissions dated 31 May 2000 and 10 February 2003 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of shares in the capital of the Company.

9. A certified copy of the "Tax Assurance", dated 10 March 1995, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

10. A Certificate of Compliance, dated 13 March 2003 issued by the Ministry of Finance in respect of the Company.